UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2026

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 2

San Antonio, TX 78205

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2026, John Monahan, Ph.D., a member of the Board of Directors (the “Board”) of Scorpius Holdings, Inc., a Delaware corporation (the “Company”), notified the Company of his decision to resign, effective immediately, from his position as a member of the Board and related Committees. Mr. Monahan did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Monahan served as a non-employee director, Chairman of the Compensation Committee of the Board, and a member of the Audit Committee of the Board and the Nominating and Governance Committee of the Board.

On April 23, 2026, Edward B. Smith, III, a member of the Board, notified the Company of his decision to resign, effective immediately, from his position as a member of the Board and related Committees. Mr. Smith did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Smith served as a non-employee director, Chairman of the Audit Committee and the Nominating and Governance Committee of the Board, and a member of the Compensation Committee of the Board.

In addition, on April 23, 2026, Kit Foo Chye, a member of the Board, notified the Company of his decision to resign, effective immediately, from his position as a member of the Board. Mr. Chye did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Chye served as a non-employee director and was not a member of any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2026	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer